Exhibit 32.1
CERTIFICATION OF CEO AND CFO FURNISHED PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of ADVENTRX Pharmaceuticals, Inc. (the “Company”) for the quarterly period ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Evan Levine, Chief Executive Officer and President of the Company, and Carrie Carlander, Chief Financial Officer, Treasurer and Vice President, Finance, of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Date: May 10, 2006      /S/ EVAN LEVINE
Evan Levine
Chief Executive Officer and President
Date: May 10, 2006      /S/ CARRIE CARLANDER
Carrie Carlander
Chief Financial Officer, Vice President, Finance, Treasurer and Secretary
This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, or otherwise required, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.